As filed with the Securities and Exchange Commission on September __, 2000
                                                      Registration No. 333-34541
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                        Pacific Gateway Properties, Inc.

             (Exact name of registrant as specified in its charter)

           Maryland                                      04-2816560
   (State of Incorporation)                 (I.R.S. Employer Identification No.)


                        930 Montgomery Street, Suite 400
                         San Francisco, California 94133
                                 (415) 398-4800

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




          PACIFIC GATEWAY PROPERTIES, INC. INCENTIVE STOCK OPTION PLAN
             PACIFIC GATEWAY PROPERTIES, INC. 1996 STOCK OPTION PLAN



                                 DOUGLAS H. WOLF
                        930 Montgomery Street, Suite 400
                         San Francisco, California 94133
                                 (415) 398-4800


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

     EMERY D. MITCHELL, ESQ.                         STEPHANIE TSACOUMIS, ESQ.
       Shearman & Sterling                          Gibson, Dunn & Crutcher LLP
555 California Street, Suite 2000                  1050 Connecticut Avenue, N.W.
 San Francisco, California 94104                       Washington, D.C. 20036
          (415) 616-1216                                   (202) 955-8500

         This Post-Effective Amendment No. 3 to this Registration Statement on Form S-8 hereby deregisters in accordance with the undertakings of the Company given pursuant to Item 9 of the Registration Statement and Item 512(a)(3) of Regulation S-K all securities registered pursuant to the Registration Statement remaining unsold. Upon its effectiveness, the Registration Statement covered 257,350 shares of Common Stock of the Company and such indeterminate number of shares of Common Stock which may have been subject to grant or otherwise issuable after the operation of the provisions of the Company's Incentive Stock Option Plan and the 1996 Stock Option Plan (together, the "Plans") governing certain adjustments. As a result of the consummation on August 31, 2000, of the Company's merger with PGP Acquisition, Inc., pursuant to which the Company became a wholly-owned subsidiary of Mission Orchard Statutory Trust, the Company has no intention of issuing any additional shares under any of the Plans and has terminated any offering of securities pursuant to the Plans. (Capitalized terms not otherwise defined in this Post-Effective Amendment No. 3 shall have the meanings ascribed to them in the Registration Statement.)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of San Francisco, State of California on September 1, 2000.

                                     PACIFIC GATEWAY PROPERTIES, INC.

                                     By: /s/ Douglas H. Wolf
                                        ----------------------------------------
                                             Douglas H. Wolf
                                             President & Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

         Signature                              Title                              Date
         ---------                              -----                              ----
By: /s/ Douglas H. Wolf             President and Chief  Executive            September 1, 2000
   ------------------------         Officer
        Douglas H. Wolf

By: /s/ Howard B. Teig              Chief Financial Officer and               September 1, 2000
   ------------------------         Treasurer
        Howard B. Teig

By: /s/ Tanya Young                 Vice President and Secretary              September 1, 2000
   ------------------------
        Tanya Young

By: /s/ Eric Sullivan               Managing Director and General             September 1, 2000
   ------------------------         Counsel
        Eric Sullivan


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